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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 14, 2009

                            IVIVI TECHNOLOGIES, INC.
               (Exact Name of Registrant as Specified in Charter)


           New Jersey                  001-33088                 22-2956711
           ----------                  ---------                 ----------
 (State Or Other Jurisdiction         (Commission              (IRS Employer
       Of Incorporation)              File Number)           Identification No.)


                   135 Chestnut Ridge Road, Montvale, NJ 07645
                   -------------------------------------------
               (Address of Principal Executive Offices)(Zip Code)

                                 (201) 476-9600
                                 --------------
                          Registrant's Telephone Number


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written  communications  pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously reported, Ivivi Technologies, Inc. (the "Company") entered into a Forbearance Agreement dated August 31, 2009 (the "Forbearance Agreement") with Emigrant Capital Corp. (the "Lender"). Pursuant to the terms of the Forbearance Agreement, the Lender agreed to forbear, through September 14, 2009 (unless a termination event occurs under the Forbearance Agreement), from requiring the Company to repay the principal and interest due under the Convertible Promissory Note (the "Note") in the principal amount of $2.5 million. On September 14, 2009, the Company and the Lender amended the terms of the Forbearance Agreement to extend the forbearance period through September 16, 2009 and on September 16, 2009, the Company and the Lender amended the terms of the Forbearance Agreement to further extend the forbearance period through September 21, 2009. Other than the aforementioned changes in the forbearance period, there were no other amendments or changes to the Forbearance Agreement.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        IVIVI TECHNOLOGIES, INC.


                                        By: /s/ Andre' DiMino
                                            ------------------------------------
                                            Name:  Andre' DiMino
                                            Title: Executive VP-Manufacturing
                                                   and Technology and Chief
                                                   Technical Officer

Date: September 17, 2009




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